LAW OFFICES OF
                        DECHERT PRICE & RHOADS

                         30 ROCKEFELLER PLAZA
                          NEW YORK, NY 10112


                       TELEPHONE: (212) 698-3500
                          FAX: (212) 698-3599



                                                              October 30, 1997



SAMCO Fund, Inc.
600 Fifth Avenue, 26th Floor
New York, New York 10020

Ladies and Gentlemen:

         We have acted as counsel to SAMCO Fund, Inc., a Maryland corporation (the "Fund"), in connection with the preparation and filing of its Registration Statement on Form N-1A (the "Registration Statement") covering shares of common stock, $.001 par value per share, of the Fund.

         We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement, and such other records, proceedings and documents as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

         Based upon the foregoing, we are of the opinion that the shares of common stock, $.001 par value per share, of the Fund to be issued in accordance with the terms of the offering, as set forth in the Registration Statement, when so issued and paid for will constitute validly authorized and legally issued shares of common stock, fully paid and non-assessable by the Fund.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as set forth under the caption "Legal Counsel" in the above-referenced Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                                         Very truly yours,

                                                              /s/
                                                         Dechert Price & Rhoads